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                                                                   EXHIBIT 10.11


                             ADDENDUM NO. 2 TO LEASE

                                 BY AND BETWEEN

               N. J. CARPENTERS PENSION FUND, as the Landlord and

                     OPTICAL SYSTEMS, INC., as the Tenant;


WHEREAS, the Carpenters Pension Funds and Optical System, Inc. have agreed to revise the terms of the Lease between them,

     NOW THEREFORE it is agreed:

     1. That Optical's rentable Area (per Section 31.06 of the Lease) is being increased to include an additional 477 square feet, which is located on the first floor of the building (per Section 31.03). This space is not contiguous of Optical's current space. Optical's total square footage will increase from 5,642 square feet to 6,119 square feet.
     2.   The Basic Rent (per Section 31.01) shall be increased as follows:
                    April 20, 1998 through January 19, 2000, the rent shall increase to $97,904 per year, or $8,158.66 per month.

     3. Tenant's Proportionate Share (per Section 31.08) shall be increased from 7.03% to 7.64%.
     4. The Commencement of this change (per section 31.04) shall be effective April 20, 1998.
     5. The parties agree to ratify and confirm all of the other terms and conditions of the August 1, 1993 Lease by and between them which shall remain in full force and effect.


          IN WITNESS WHEREOF, this Addendum No. 2 is signed and agreed to on this 15th day of April, 1998.


NEW JERSEY CARPENTERS                                 OPTICAL SYSTEMS, INC.
PENSION FUND


                                                      /s/ Warren Zimmerman
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By: George R. Laufenberg                              By: Warren Zimmerman


WITNESS:                                              WITNESS:

                                                      /s/ JUDY PACCIONE
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